UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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The Hallwood Group Incorporated

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NOTICE OF ANNUAL MEETING
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2010
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
EMPLOYMENT AGREEMENTS
Report of the Audit Committee
PROCEDURES FOR DIRECTOR NOMINATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT FEES
STOCKHOLDER PROPOSALS
OTHER BUSINESS

THE HALLWOOD GROUP INCORPORATED

NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Tuesday, May 10, 2011, at 1:30 p.m. central time, at the offices of the Company, located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

At the annual meeting we will:

1. Elect one director to hold office for three years; and

2. Transact any other business properly presented at the meeting.

Only stockholders of record at the close of business on Monday, March 28, 2011, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

RICHARD KELLEY
Secretary

April 20, 2011

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 10, 2011: The Hallwood Group Incorporated’s Notice of Annual Meeting and Proxy Statement, Annual Report and other proxy materials are available at the Company’s website at www.hallwood.com. Any stockholder may request a printed copy of these materials by contacting Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135 or investor-services@hallwood.com.

Only stockholders and their properly authorized representatives will be able to attend the 2011 Annual Meeting of Stockholders. If you plan to attend the meeting, please contact Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135 no later than Thursday, May 5, 2011, and notify him that you or your authorized representative plan to attend the meeting, providing the name of the person(s) planning to attend on your behalf.

Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

THE HALLWOOD GROUP INCORPORATED
3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 10, 2011

This proxy statement and the accompanying proxy are first being mailed on or about April 20, 2011. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Monday, March 28, 2011, the “record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of one nominee to serve on the board of directors for three years; and
(2) any other business properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign, date and return each proxy card you receive in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominee for director and in the proxies’ discretion with respect to any other matter properly presented at the meeting. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominee.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominee for director?
	A:	Your board of directors recommends that you vote FOR the nominee for director.

6.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,525,166 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

7.	Q:	What is a “quorum?”
	A:	A “quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.

8.	Q:	What vote is required to elect the directors?
	A:	A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary to elect the nominee for director. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of the election of the director. Mr. Gumbiner, the chairman of the board of directors, beneficially owns approximately 65.7% of the outstanding shares and, therefore, will determine the outcome of the election. He has indicated that he intends to vote his shares in favor of the nominee.

9.	Q:	Who may attend the annual meeting?
	A:	Only stockholders and their properly authorized representatives may attend the meeting. To be able to attend the meeting, stockholders must contact Mr. Richard Kelley at 800.225.0135 no later than Thursday, May 5, 2011, and notify him that you or your authorized representatives plan to attend the meeting, providing the name of the person(s) planning to attend on your behalf.

SOLICITATION OF PROXIES

The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., LLC to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that Morrow & Co., LLC’s total fees and expenses will be approximately $6,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes serving staggered three year terms.

The individuals named on the enclosed proxy card intend to vote for the election of the nominee listed below, unless you direct them to withhold your vote. The nominee has indicated that he is able and willing to serve as a director. However, if for some reason the nominee is unable to stand for election or becomes unwilling to serve for good cause, the individuals named as proxies may vote for a substitute nominee(s). The nominee for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Below are the names and ages of the nominee and of the directors whose terms of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years and other directorships in public companies that they have held in the past five years. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards.

The following is information about each nominee:

Nominee for Election for a Three-Year Term Ending with the 2014 Annual Meeting

Charles A. Crocco, Jr.	Mr. Crocco, age 72, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C. through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the Financial Industry Regulatory Authority (formerly National Association of Securities Dealers). He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002.

We believe that Mr. Crocco’s qualifications to serve on the board of directors include his leadership experience and knowledge of the Company and its business that he has obtained through serving as director of Company, his experience as a director of other companies, as well as his experience as a business and litigation attorney.

Director Continuing in Office Until the 2012 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 66, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He also served as President and Chief Operating Officer from December 1999 to March 2005. He also served as a director and Chairman of the board of directors of Hallwood Energy Management, LLC, the general partner of Hallwood Energy, L.P. (“Hallwood Energy”) until February 2009. Hallwood Energy Management, LLC, Hallwood Energy and its subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code on March 1, 2009. He served as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor until HRP was sold in July 2004. Mr. Gumbiner was a director and officer of Hallwood Energy Corporation until its sale in December 2004 and of Hallwood Energy III, L.P. until its sale in July 2005. He has served as a director of The Local Radio Company PLC since November 2008. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

We believe Mr. Gumbiner’s qualifications to serve on the board of directors include his leadership experience and knowledge of the Company and its business that he has obtained through serving as its Chairman of the Board and Chief Executive Officer and through the other positions he has held with the Company, along with his significant equity interest in the Company, as well as his experience as a director of other companies.

Director Continuing in Office Until the 2013 Annual Meeting

M. Garrett Smith	Mr. Smith, age 49, has served as a director since November 2004. Since February 2005, he has been the general partner of Spinnerhawk Companies, which he founded and which makes private investments in the energy, real estate and health care industries. Since January 2010, Mr. Smith has served as a general partner and the Chief Financial Officer of Tritex Energy A, LP, which is partnership that owns oil producing properties in the United States. Since December 2008, he has served as a member of the board of directors of Cano Petroleum, an oil and gas company that is publicly traded in the United States. Mr. Smith serves as the chairperson of the Audit Committee and as a member of the Compensation and Nominating and Corporate Governance committees of Cano Petroleum. From December 2000 to February 2005, he served as a member of the Investment Committee at BP Capital, LLC, a Dallas, Texas-based investment firm specializing in the oil and gas industry, and as a General Partner and Portfolio Manager of BP Capital Energy Equity Fund, an energy hedge fund which he co-founded with Mr. Boone Pickens.

We believe that Mr. Smith’s qualifications to serve on the board of directors include his knowledge, leadership and management experience in operations, financial analyses and acquisitions, as well as his entrepreneurial experience.

Except as indicated above, neither the nominee nor the continuing directors have in the last five years held a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Each of Messrs. Crocco and Smith are independent directors under the standards of the NYSE Amex, upon which the Company’s Common Stock is listed for trading.

No family relationships exist between the nominee, the directors and the executive officers.

The board of directors unanimously recommends a vote “FOR” the election of the nominated individual.

Committees and Meetings of the Board of Directors

Messrs. Crocco (Chairman) and Smith currently serve as members of the Company’s audit committee. The audit committee met six times during 2010 and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the independent registered public accounting firm to be engaged for the following year.

The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the NYSE Amex and is not required, nor does the Board believe it is necessary, to have separate nominating and compensation committees.

During the year ended December 31, 2010, the board of directors held five meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

While the Company does not have a formal policy requiring them to do so, the Company encourages our directors to attend the annual meeting of stockholders and expects that they will. Last year Mr. Smith was present at the annual meeting and Messrs. Gumbiner and Crocco attended the annual meeting by telephone. Each member of the board of directors has indicated his intent to attend the 2011 Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

The Company’s chief executive officer, Mr. Gumbiner, also serves as the chairman of the board of directors. The board of directors believes that this leadership structure is optimal for the Company at this time because Mr. Gumbiner’s extensive experience and history with the Company, together with his significant equity interest in the Company, provides the Company with strong and consistent leadership.

Management is responsible for managing the Company’s risk and for bringing to the board’s attention areas of risk which are most material to the Company. The board, including through its audit committee, which is comprised solely of independent directors, regularly reviews areas of risk to the Company and advises and directs management on the scope and implementation of policies, strategy and other actions designed to mitigate risk. The Company’s audit committee also reviews risks and works with management and the Company’s independent auditors to identify and address areas of significant risk to the Company.

Communication With Directors

The board of directors does not provide a formal process by which stockholders may send communications to the board of directors. The Company is a “controlled company” under the rules of the NYSE Amex and 65.7% of its voting securities are owned by a single stockholder. Consequently, the board of directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominee for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	65.7%
Charles A. Crocco, Jr.	9,996		0.7
M. Garrett Smith	—	(3)	—
William L. Guzzetti	—	(3)	—
Amber M. Brookman	—	(3)	—
Richard Kelley	—	(3)	—
All directors and executive officers as a group (6 persons)	1,011,571		66.3%

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options.

(2)	Shares are held through Hallwood Trust (the “Trust”), a trust formed under the laws of the Island of Jersey, Channel Islands. The trustee of the Trust is Hallwood Company Limited, a corporation formed under the laws of Nevis (“HCL”). Mr. Gumbiner and members of his family are the directors of HCL. The Trust owns the Shares through Hallwood Financial Limited, a corporation organized under the laws of the British Virgin Islands that is wholly owned by the Trust and controlled by Mr. Gumbiner and members of his family.

(3)	Messrs. Smith, Guzzetti and Kelley and Ms. Brookman do not own any shares or hold any options to purchase shares of the Company.

EXECUTIVE COMPENSATION

The following table reflects compensation paid to the Company’s Chief Executive Officer and the Company’s two most highly compensated executive officers.

SUMMARY COMPENSATION TABLE FOR 2010

						All Other
Name and Principal		Salary		Bonus		Compensation		Total
Position	Year	($)		($)		($)		($)

Anthony J. Gumbiner,	2010	996,000	(1)	0		6,200	(2)	1,002,200
Chairman, Chairman and	2009	996,000	(1)	0		6,200	(2)	1,002,200
Chief Executive Officer
William L. Guzzetti	2010	312,500		10,290	(3)	2,705		325,495
President and	2009	312,500		10,290	(3)	2,705		325,495
Chief Operating Officer
Amber M. Brookman	2010	316,385	(4)	1,245,289	(5)	16,033	(6)	1,577,707
President and Chief	2009	317,538	(4)	1,623,313	(5)	13,197	(6)	1,954,048
Executive Officer of Brookwood

(1)	Consists of consulting fees paid by the Company to Hallwood Investments Limited (“HIL”), an entity associated with Mr. Gumbiner. None of the amounts paid to Mr. Gumbiner were for his service as a director of the Company. Mr. Gumbiner did not personally receive any additional compensation for his services as Chief Executive Officer of the Company.

(2)	The amount shown in this column is for Mr. Gumbiner’s life insurance premiums. In addition to the amounts shown in the table, the Company reimbursed HIL $267,236 in 2010 and $239,958 in 2009 for reasonable expenses in providing office space and administrative services to Mr. Gumbiner in Europe. The Company also reimbursed Mr. Gumbiner $202,423 in 2010 and $171,368 in 2009 for travel and travel related expenses between Europe and the Company’s locations in the United States and health insurance premiums.

(3)	Consists of a special cash bonus in lieu of a matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

(4)	Salary for 2010 includes payments for car allowance of $6,000 and unused vacation time of $10,385. Salary for 2009 includes payments for car allowance of $6,000 and unused vacation time of $11,538.

(5)	Consists of annual bonus under compensation letter.

(6)	The amount includes term life insurance premiums, reimbursement for the value of personal use of automobile and $7,350 for a matching contribution under Brookwood’s 401(k) Tax Favored Savings Plan in 2010 and 2009.

For the fiscal year ending December 31, 2010, there were no equity or other awards granted, exercised or outstanding and no pension or nonqualified deferred compensation was paid to any of the Company’s executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The only incremental payments to which named executive officers are entitled upon severance or change in control of the Company are provided under employment or consulting agreements and The Hallwood Group Incorporated 2005 Long-Term Incentive Plan For Brookwood Companies Incorporated (“LTI Plan”). Ms. Brookman participates in the LTI Plan.

The LTI Plan generally defines a change of control transaction as a transaction approved by the Company’s board of directors or by the holders of at least 50% of the voting capital stock of the Company that results in: (i) a change in beneficial ownership of the Company or Brookwood of 50% or more of the combined voting power, (ii) the sale of all or substantially all of the assets of Brookwood, or (iii) any other transaction that, in the Company’s board of directors discretion, has substantially the same effect of item (i) or (ii). Certain transfers, generally among existing stockholders and their related parties, are exempted from the definition.

Under the LTI Plan, upon a change of control transaction, each participant is entitled to receive a cash payment equal to the sum calculated by (i) dividing the number of units held by that participant by the 10,000 total units authorized under the LTI Plan, and (ii) multiplying the result by 15% of the amount by which (a) the net fair market value of all consideration received by the Company or its stockholders as a result of the transaction exceeds (b) the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood at the time of the transaction. At December 31, 2010, the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood was $13,955,625. If the Board determines that certain specified officers, or other persons performing similar functions do not have, prior to the change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed, then the minimum amount to be awarded under the LTI Plan shall be $2,000,000. In addition, the Company agreed that, if members of Brookwood’s senior management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000.

The Company is a party to a financial consulting agreement with HIL under which Mr. Gumbiner provides international consulting and advisory services to the Company and its affiliates. The financial consulting agreement between the Company and HIL was originally entered into as of December 31, 1996 and had an original termination date of July 31, 1998. However, it provides that, unless either party terminates the agreement upon at least 30 days written notice, then at the end of each period it is to be continued for an additional one year period on the same terms and conditions. The Company may, however, terminate the agreement for (i) any act of dishonesty on the part of HIL resulting or intended to result directly or indirectly in personal gain or benefit at the expense of the Company or material damage of or to property of the Company; (ii) any act of fraud, misappropriation, embezzlement or willful misconduct by HIL or (iii) the willful breach or repeated, habitual neglect by HIL of its duties under the agreement. Therefore, if the agreement is terminated by the Company otherwise than for one of the permitted reasons or pursuant to a timely written notice of non-renewal of the contract, the Company would be required to pay the amounts to be paid under the contract for the remainder of the one year renewal term.

The consulting agreement does not contain any other provision that would require potential payments in the event of a termination or change of control. No other agreements exist between the Company and HIL or Mr. Gumbiner that would require potential payments in the event of termination or change in control.

COMPENSATION OF DIRECTORS

The following table sets forth the amounts paid to the Company’s outside directors for their service as directors of the Company. Information concerning amounts paid to Mr. Gumbiner, the Company’s Chairman and Chief Executive Officer, is included in the preceding tables.

DIRECTOR COMPENSATION FOR 2010

	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Charles A. Crocco, Jr.	54,000	0	0	0	0	0	54,000
M. Garrett Smith	54,000	0	0	0	0	0	54,000

For the year ended December 31, 2010, each of the outside directors received director fees of $50,000. Board members are entitled to receive $1,000 for each day spent on business of the Company, other than attendance at board meetings; no fees for this per diem arrangement were paid in 2010. As members of a special committee of independent directors of the Board, each of the outside directors received a meeting attendance fee of $1,000 for each of the four meetings, totaling $4,000 for 2010. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties.

EMPLOYMENT AGREEMENTS

During the year ended December 31, 2010, Brookwood had a compensation letter (the “Letter”) with Ms. Brookman. The Letter provided for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes (with certain adjustments) or a minimum of $300,000. In addition, the Letter provided for a car allowance of $500 per month. The Letter does not provide for severance or termination benefits.

In addition, the Company is a party to the Financial Consulting Agreement with HIL described under “Potential Payments Upon Termination and Change-in-Control” and “Certain Relationships and Related Transactions.”

Report of the Audit Committee

The audit committee is composed of two directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the NYSE Amex. The board of directors has determined that both of the members are independent, as defined by the NYSE Amex’s Listed Company Guide. The board of directors has determined that Mr. Smith is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”).

Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent registered public accounting firm.

In this context, the audit committee reviewed and discussed the audited consolidated financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee received from D&T the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning independence, and has discussed with D&T the issue of its independence from the Company.

It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with the standards of the Public Company Accounting Oversight Board (United States), and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Members of the Audit Committee of the Board of Directors of the Company

Charles A. Crocco, Jr. (Chairman)
M. Garrett Smith

PROCEDURES FOR DIRECTOR NOMINATIONS

As discussed above, as a “controlled company” under the rules of the NYSE Amex, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. As a result, the full board of directors, of which each of the members other than Mr. Gumbiner are independent, serves that function.

The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.

In the event that a stockholder meeting the requirements and following the procedures of the bylaws was to propose a nominee, or if a vacancy occurs, the board of directors will identify candidates with superior qualifications and personally interview them and, if appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

Since the Company has not had any new candidates to consider for election to the board of directors in the last several years, our board of directors has no formal policy with regard to the consideration of diversity in identifying director candidates. The board of directors, however, believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Brookman’s daughter, Amber Brookman, Jr., and son-in-law, Steven Lerman, are employees of Brookwood and, beginning in 2010, Mr. Gumbiner’s daughter, Celine Gumbiner, serves as a director of Brookwood, and each of those individuals received the total compensation listed below for fiscal years ended December 31, 2009 and December 31, 2010.

Name	Year	Compensation

Amber Brookman, Jr.	2010	$187,432
	2009	$168,397
Steven Lerman	2010	$250,383
	2009	$229,084
Celine Gumbiner	2010	$25,000

Mr. Gumbiner beneficially owns approximately 65.7% of the Company’s outstanding stock. This stock is held indirectly through a corporation owned by a family trust. Mr. Gumbiner and members of his family are discretionary beneficiaries of the family trust. Included in the Summary Compensation Table (and more fully explained in footnotes one and two to the Summary Compensation Table) are payments to HIL for consulting fees and reimbursements to HIL of costs for HIL’s office space outside the Company’s Dallas office and administrative services, travel and related expenses to and from the Company’s corporate office and Brookwood’s facilities, travel for other business purposes and health insurance premiums, incurred in connection with HIL’s services to the Company pursuant to a financial consulting contract between HIL and the Company.

In addition, during 2010 and 2009 HIL and certain of its affiliates in which Mr. Gumbiner has an indirect financial interest share common offices, facilities and certain staff in the Company’s Dallas office for which these companies reimburse the Company. The Company pays certain common general and administrative expenses and charges the companies an overhead reimbursement fee for the share of expenses allocable to these companies. For the years ended December 31, 2010 and 2009, these companies reimbursed the Company $110,000 and $100,000, respectively, for these expenses.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T served as the Company’s independent registered public accounting firm for the years ended December 31, 2010, 2009 and 2008. The Company has not selected an independent registered public accounting firm to serve for the year ending December 31, 2011. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

AUDIT FEES

All services rendered by D&T are pre-approved by the audit committee. D&T has provided or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years Ended
	2010	2009

Audit fees(1)	$629,874	$584,500
Audit-related fees(2)	$103,180	$187,536
Tax fees(3)	$148,851	$217,808
All other fees(4)	$—	$—

(1)	Audit fees — These are fees for professional services performed by D&T for the audit of the Company’s annual consolidated financial statements and review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit-related fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2009, this amount primarily includes a review of the Company’s implementation of internal controls over financial reporting.

(3)	Tax fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All other fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.

Pre-Approval Policy

The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The audit committee believes that the provision of audit-related services does not impair the independence of the registered public accounting firm.

Tax Services

The audit committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the registered public accounting firm’s independence. However, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the registered public accounting firm.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal for action at the 2012 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 21, 2011. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than 90 days before the date of the annual meeting. The Company expects to hold next year’s annual meeting on or about May 8, 2012. If the meeting is held on that date, you must notify the Company no later than February 7, 2012. If you do not notify the Company of your proposal by that date, the

Company will exercise its discretionary voting power on that proposal and the Chairman may not allow the proposal to be presented at the meeting.

In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2012 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the NYSE Amex. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filings under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominee for director set forth in this proxy statement, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.

Please note, however, that if your shares of common stock are voted against the nominee for director, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

RICHARD KELLEY
Secretary

April 20, 2011

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

  Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A    The Board of Directors recommends a vote FORthe nominee listed and a vote FOR Proposal 2.

1. Election of Directors:
	For	Withhold
01 - Charles A. Crocco, Jr.	☐	☐

	For	Against	Abstain
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.	☐	☐	☐
 B    Non-Voting Items

Change of Address — Please print your new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor,administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — THE HALLWOOD GROUP INCORPORATED

3710 RAWLINS, SUITE 1500
DALLAS, TEXAS 75219
This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Anthony J. Gumbiner and M. Garrett Smith, and each of them, as Proxies, with the power to appoint their substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the common stock of The Hallwood Group Incorporated (the “Company”), held of record by the undersigned on March 28, 2011, at the Annual Meeting of Stockholders to be held on May 10, 2011, or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will bevoted FOR the election of the nominee listed and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE